Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this registration statement on form F-3 of Ostin Technology Group Co., Ltd of our report dated January 30, 2024, with respect to the consolidated financial statements of Ostin Technology Group Co., Ltd for the years ended September 30, 2023 and 2022 which appears in Ostin Technology Group Co., Ltd form 20-F filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

May 7, 2024